Exhibit 3.32

BYLAWS

OF

GENERAL PARTS INTERNATIONAL, INC,

(formerly The International Group, Inc.)

ARTICLE I

Offices

1.    PRINCIPAL OFFICE: The principal office of the Corporation shall be located at 2635 Millbrook Road, Raleigh, North Carolina 27604 or such other place as the Board of Directors may fix from time to time.

2.    REGISTERED OFFICE: The registered office of the Corporation required by law to be maintained in the State of North Carolina may be, but need not be, identical with the principal office.

3.    OTHER OFFICES: The Corporation may have offices at such other places, either within or without the State of North Carolina, as the Board of Directors may from time to time determine or, as the affairs of the Corporation may require.

ARTICLE II

Meetings of Shareholders

1.    PLACE OF MEETINGS:    All meetings of shareholders shall be held at the principal office of the Corporation or at such other place, either within or without the State of North Carolina, as shall in each case be (i) fixed by the President, the Secretary, or the Board of Directors and designated in the notice of the meeting or (ii) agreed upon by a majority of the shareholders entitled to vote thereat. At the option of the Board of Directors, shareholders shall be permitted to attend the meeting and vote their shares either in person, electronically, telephonically, or by such other remote communication as the Board of Directors shall authorize provided that said medium allows a shareholder to be able to communicate through oral or written communication with the meeting location in a substantially concurrent manner.

2.    ANNUAL MEETING:    The annual meeting of the shareholders shall be held on any day during the months of April, May, or June of each year on such date and at such time as the Board of Directors shall determine for the purposes of electing directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

3.    SUBSTITUTE ANNUAL MEETING:    If the annual meeting shall not be held during the time period designated by these Bylaws, a substitute annual meeting may be called in accordance with the provisions of paragraph 4 of this Article. A meeting so called shall be designated and treated for all purposes as the annual meeting.

4.    SPECIAL MEETINGS:    Special meetings of the shareholders may be called at any time by the Chief Executive Officer, President, Secretary or Board of Directors of the Corporation, or by any shareholder pursuant to the written demand of the holders of not less than one-tenth of all the shares entitled to vote at the meeting. Such shareholders must sign, date and deliver to the Secretary a written request stating the purpose or purposes of such meeting. At a special meeting called by the shareholders, only business that is within the purpose described in the notice of meeting sent to the shareholders may be conducted.

5.    NOTICE OF MEETINGS:    Written, or, in the option of the shareholder, electronic notice stating the time and place of the meeting shall be delivered not less than ten (10) nor more than sixty (60) days before the date thereof, either personally, by mail, or, in the option of the shareholder, electronically, by or at the direction of the President, the Secretary, or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. To the extent the shareholder has agreed in a writing delivered to the Corporation and such agreement has not been terminated, a notice from the Corporation in the form of an electronic record sent by electronic means is effective when sent as provided in North Carolina General Statute Section 66-325, as may be subsequently amended. A shareholder may terminate any such agreement at any time on a prospective basis effective upon the Corporation’s receipt of written notice of termination or upon such later date as may be specified in such notice of termination. The Corporation shall maintain in its corporate records shareholder agreements and notices of termination received by the Corporation pursuant to the foregoing. If mailed, such notice shall be deemed to be effective when deposited in the United States mail, correctly addressed to the shareholder at the shareholder’s address as it appears on the current record of shareholders of the Corporation, with postage thereon prepaid.

In the case of an annual or substitute annual meeting, the notice of meeting need not specifically state the business to be transacted thereat unless it is a matter, other than election of directors, on which the vote of the shareholders is expressly required by the provisions of the North Carolina Business Corporation Act. In the case of a special meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called.

When a meeting is adjourned, it is not necessary to send a new notice of meeting unless the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. In such case, the Board of Directors shall fix a new record date for the determination of shareholders entitled to notice and then a new notice shall be sent to such shareholders.

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6.    WAIVER OF NOTICE:    A shareholder may waive any notice required before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records or given pursuant to Article IX, paragraph 3.

A shareholder’s attendance at a meeting waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting, objects to holding the meeting or transacting business at the meeting; and to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter before it is voted upon.

7.    SHAREHOLDERS’ LIST:    After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholder’s meeting. The list must be arranged by voting group and show the address of and number of shares held by each shareholder.

The shareholder’s list must be available for inspection by any shareholder, beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office. A shareholder is entitled on written demand to inspect and, subject to the requirements of North Carolina General Statute Section 55-16-02(c), to copy the list, during regular business hours and at his expense, during the period it is available for inspection.

The shareholders’ list shall be made available at the meeting, and any shareholder is entitled to inspect the list at any time during the meeting or any adjournment.

8.    QUORUM:    The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of the shareholders. Such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting, notwithstanding the withdrawal of sufficient shareholders to leave less than a quorum.

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9.    VOTING OF SHARES:    Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, including the election of directors, except as otherwise provided for special classes of stock created in the Articles of Incorporation or amendments thereto.

Except in the election of directors, the vote of a majority of the shares voted on any matter at a meeting of shareholders at which a quorum is present shall be the act of the shareholders on that matter, unless the vote by a greater number is required by law or by the charter or Bylaws of this Corporation.

Voting on all matters except the election of directors shall be by voice vote or by a show of hands unless the holders of one-tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

10.    PROXIES:    A shareholder may vote his shares either in person or by one or more agents authorized by a written or electronic appointment of proxy executed by the shareholder or by his duly authorized attorney in fact, and thereafter received by the Secretary or other officer authorized to tabulate votes. A proxy is not valid after the expiration of 11 months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force, or limits its use to a particular meeting, but no proxy shall be valid after ten years from the date of its execution.

11.    INFORMAL ACTION BY SHAREHOLDERS:    Any action which is required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing or by electronic form bearing the shareholder’s electronic signature and delivered to the Corporation by e-mail or other electronic means to such address as determined by or under the authority of the Board of Directors, setting forth the action so taken, shall be signed by all of the persons who would be entitled to vote upon such action at a meeting, and filed with the Secretary of the Corporation to be kept in the Corporate Minute Book, whether done before or after the action so taken and such consents shall be dated and the last consent must be executed within sixty (60) days of the earliest executed consent relating to a particular action.

ARTICLE III

Directors

1.    GENERAL POWERS:    All corporate powers shall be exercised by or under the authority of, and the business affairs of the Corporation managed under the direction of, its Board of Directors or by such Committees as the Board may establish pursuant to these Bylaws.

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2.    NUMBER, TERM AND QUALIFICATION:    The number of directors of the Corporation shall be not less than three (3) or more than twenty (20), the exact number of which shall be determined from time to time by resolution of the directors. Each director shall hold office until the earlier of his death, resignation, retirement, removal, disqualification, or his successor is elected and qualified. Directors need not be residents of the State of North Carolina or shareholders of the Corporation.

3.    ELECTION OF DIRECTORS:    Except as provided in paragraph 6 of this Article, the directors shall be elected at the annual meeting of shareholders; and those persons who receive the highest number of votes shall be deemed to have been elected. If any shareholder so demands, election of directors shall be by ballot.

4.    CUMULATIVE VOTING:    Every shareholder entitled to vote at an election of directors shall have the right to vote the number of shares standing of record in his name for as many persons as there are directors to be elected and for whose election he has a right to vote, or to cumulate his vote by giving one candidate as many votes as the number of such directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates. This right of cumulative voting shall not be exercised unless some shareholder or proxy holder announces in open meeting, before the voting for the directors starts, his intention so to vote cumulative; and if such announcement is made, the chair shall declare that all shares entitled to vote have the right to vote cumulatively and shall thereupon grant a recess of not less than one nor more than four hours, as he shall determine, or of such other period of time as is unanimously then agreed upon.

5.    REMOVAL:    Directors may be removed from office with or without cause by a vote of shareholders holding a majority of the shares entitled to vote at an election of directors. However, a director may not be removed if the number of votes sufficient to elect him under cumulative voting is voted against his removal. Notwithstanding any provision in these Bylaws to the contrary, a director may not be removed by the shareholders at a meeting, unless the notice of meeting states that the purpose, or one of the purposes, of the meeting is removal of the director.

6.    VACANCIES:    If a vacancy occurs on the Board of Directors, including, without limitation, a vacancy resulting from an increase in the number of directors, the shareholders or the Board of Directors may fill the vacancy or if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors, or by the sole director, remaining in office.

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7.    CHAIRMAN:    There may be a Chairman of the Board of Directors elected by the directors from their number at any meeting of the Board. The Chairman shall preside at all meetings of the Board of Directors and perform such other duties as may be directed by the Board. Until a Chairman of the Board of Directors is elected, the President of the Corporation shall preside at the meetings of the Board of Directors.

8.    COMPENSATION:    The Board of Directors may compensate directors for their services as such and may provide for the payment of all expenses incurred by directors in attending regular and special meetings of the Board.

9.    COMMITTEES:    The Board of Directors may create an Executive Committee and one or more other committees and appoint members of the Board of Directors to serve on them, Each committee must have one or more members who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of members to it must be approved by the majority of all the directors in office when the action is taken. Any committee, to the extent specified by the Board of Directors, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation, except that a committee may not (i) authorize distributions; (ii) approve, or propose to shareholders, action that is required by law to be approved by shareholders; (iii) fill vacancies on the Board of Directors or on any of its committees; (iv) amend the articles of incorporation; (v) adopt, amend or repeal bylaws; or (vi) approve a plan of merger except as otherwise provided by law. The provisions in these Bylaws governing meetings, action without meeting, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees of the Board established under this section.

ARTICLE IV

Meetings of Directors

1.    REGULAR MEETINGS:    A regular meeting of the Board of Directors shall be held immediately after, and at the same place as, the annual meeting of the shareholders. In addition, the Board of Directors may provide, by resolution, the time and place, either within or without the State of North Carolina, for the holding of additional regular meetings.

2.    SPECIAL MEETINGS:    Special meeting of the Board of Directors may be called by or at the request of the President or any two directors. Such meetings may be held either within or without the State of North Carolina.

3.    NOTICE OF MEETINGS:    Regular meetings of the Board of Directors may be held

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without notice of the date, time, place or purpose of the meeting. The person or persons calling a special meeting of the Board of Directors shall, at least two days before the meeting, give notice thereof by any usual means of communication, including electronically. Such notice need not specify the purpose for which the meeting is called unless required by law. Any duly convened regular of special meeting may be adjourned by the directors to a later time without further notice.

4.    WAIVER OF NOTICE:    A director may waive any notice required before or after the date and time stated in the notice. Except as provided in the next following paragraph, the waiver must be in writing, signed by the director entitled to the notice, and filed with the minutes or corporate records or given pursuant to Article IX, paragraph 3.

Attendance by a director at or participation in a meeting waives any required notice to him of the meeting unless the director at the beginning of the meeting objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

5.    QUORUM:    A majority or the directors fixed by these Bylaws shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

6.    MANNER OF ACTING:    Except as otherwise provided in this section, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. The vote of a majority of the number of directors fixed pursuant to these Bylaws shall be required to adopt a resolution constituting an Executive Committee. The vote of a majority of the directors then holding office shall be required to adopt, amend or repeal a Bylaw, or to adopt a resolution dissolving the Corporation without action by the shareholders, in circumstances authorized by law. Vacancies in the Board of Directors may be filled as provided in Article III, paragraph 6, of these Bylaws.

7.    ACTION WITHOUT MEETING BY DIRECTORS:    Action required or permitted to be taken at a Board of Directors’ meeting may be taken without a meeting if the action is taken by all members of the Board. The action must be evidenced by one or more written consents obtained by each director before or after such action, describing the action taken, and included in the minutes or filed with the corporate records. The written consent of a director to action taken without meeting may be in electronic form bearing the director’s electronic signature and delivered to the Corporation by e-mail or other electronic means to such address as is determined by or under the authority of the Board of Directors.

8.    PRESUMPTION OF ASSENT:    A director who is present at a meeting of the Board

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of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) he objects at the beginning of the meeting, or promptly upon his arrival, to holding it or to transacting business at the meeting, or (b) his dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) he files written notice of his dissent or abstention with the presiding officer of the meeting before its adjournment or with the Corporation immediately after the adjournment of the meeting. Such right of dissent or abstention is not available to a director who votes in favor of the action taken.

ARTICLE V

Officers

1.    NUMBER: The officers of the Corporation shall consist of a Chief Executive Officer, President, a Secretary, a Treasurer, and such Vice-Presidents, Assistant Secretaries, Assistant Treasurers and other officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person. In no event, however, may an officer act in more than one capacity where action of two or more officers is required.

2.    ELECTION AND TERM:    The officers of the Corporation shall be elected by the Board of Directors. Such election may be held at any regular or special meeting of the Board. Each officer shall hold office until his death, resignation, retirement, removal, disqualification, or his successor is elected and qualified.

3.    REMOVAL:    Any officer or agent elected or appointed by the Board of Directors may be removed by the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

4.    COMPENSATION:    The compensation of all officers of the Corporation shall be fixed by the Board of Directors. Any payments made to an officer of the Corporation, such as a salary, commission, bonus, interest, or rent, or entertainment expense incurred by him, which shall be disallowed in whole or in part, as a deductible expense by the Internal Revenue Service, shall be reimbursed by such officer to the Corporation to the full extent of such disallowance. It shall be the duty of the directors, as a Board, to enforce payment of each such amount disallowed. In lieu of payment by the officer, subject to the determination of the directors, proportionate amounts may be withheld from his future compensation payments until the amount owed to the Corporation has been recovered. The appointment of an officer does not itself create contract rights, if any, with the Corporation.

5.    CHIEF EXECUTIVE OFFICER:    The Chief Executive Officer shall be an executive officer of the Corporation, and, subject to the control of the Board of Directors, shall, along

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with the President, supervise and control the management of the Corporation in accordance with these Bylaws. He is empowered to sign, with any other proper officer, any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

6.    PRESIDENT:    The President shall be the principal Executive Officer of the Corporation, and, subject to the control of the Board of Directors, shall supervise and control the management of the Corporation in accordance with these Bylaws. He shall, when present, preside at all meetings of shareholders. He shall sign, with any other proper officer, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts, or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other officer or agent; and, in general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.

7.    VICE-PRESIDENTS: The Vice-Presidents in the order of their election, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of that office. In addition, they shall perform such other duties and have such other powers as the Board of Directors shall prescribe.

8.    SECRETARY:    The Secretary shall keep accurate records of the acts and proceedings of all meetings of shareholders and directors. He shall give all notices required by law and by these Bylaws. He shall have general charge of the corporate books and records and of the corporate seal, and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of shareholders showing the name and address of each shareholder and the number and class of the shares held by each. He shall sign such instruments as may require his signature, and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned him from time to time by the President or by the Board of Directors.

9.    TREASURER:    The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of

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Directors. He shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose; and he shall cause a true statement of its assets and liabilities as of the close of each fiscal year and the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed at the registered or principal office of the Corporation within four months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any shareholder for a period of ten years; and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any shareholder upon his written request therefor. The Treasurer shall, in general, perform all duties incident to his office and such other duties as may be assigned to him from time to time by the President or by the Board of Directors.

10.    ASSISTANT SECRETARIES AND TREASURERS:    The Assistant Secretaries and Assistant Treasurers shall, in the absence or disability of the Secretary or the Treasurer respectively, perform the duties and exercise the powers of those offices, and they shall, in general, perform such other duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or by the Board of Directors.

11.    RESIGNATION:    An officer may resign at any time by communicating his resignation to the Corporation, orally or in writing. A resignation is effective when communicated unless it specifies in writing a later effective date. If a resignation is made effective at a later date that is accepted by the Corporation, the Board of Directors may fill the pending vacancy before the effective date if the Board provides that the successor does not take office until the effective date. An officer’s resignation does not affect the Corporation’s contract rights, if any, with the officer.

12.    BOND:    The Board of Directors may, by resolution, require any or all officers, agents and employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VI

Indemnification

1.    EXPENSES AND LIABILITIES:    The Corporation shall have the power to indemnify any present of former director, officer, employee or agent or any person who has served or is serving in such capacity at the request of the Corporation in any other corporation, partnership, joint venture, trust or other enterprise or as a trustee or administrator under an employee benefit plan, with respect to any liability or litigation expenses, including reasonable attorneys’ fees, incurred by any such person to the extent and upon the terms and conditions provided by the North Carolina Business Corporation Act as it exists or may hereinafter be amended.

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To the extent and upon the terms and conditions provided by the North Carolina Business Corporation Act as it exists or may hereafter be amended, the Corporation shall indemnify any and all of its officers and directors against liability and litigation expense, including reasonable attorneys’ fees, arising out of their status as such or their activities in any of the foregoing capacities (excluding, however, liability or litigation expense which any of the foregoing may incur on account of his activities which were at the time taken, known or believed by him to be clearly in conflict with the best interest of the Corporation), and said officers and directors shall be entitled to recover from the Corporation, and the Corporation shall pay, all reasonable costs, expenses, and attorneys’ fees in connection with the enforcement of rights to indemnification provided herein. Such right shall inure to the benefit of the legal representatives of any such person and shall not be exclusive of any other right to which such person may be entitled apart from the provisions of this Bylaw.

2.    ADVANCE PAYMENT OF EXPENSES:    Except as provided below, if the director, employee, agent or officer involved shall give the Corporation a written undertaking to repay the expenses described in the first paragraph of the preceding paragraph 1 of Article VI (unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation against such expenses), the Corporation shall pay expenses incurred by such director, employee, agent or officer in defending a civil or criminal action, suit or proceeding in advance of its final disposition. The Corporation shall have no obligation to pay such expenses in advance if (i) they arise in any claim or proceeding in which the Corporation has filed a claim against such director, employee, agent or officer, or (ii) the Corporation in its sole discretion believes that such person’s activities in question were (at the time taken) known or believed by him to be clearly in conflict with the best interest of the Corporation. In addition to the rights specified above, expenses incurred by an employee, agent, director or officer in defending a civil or criminal action, suit or proceeding may be paid in advance of its final disposition by the Corporation as authorized by the Board of Directors in its sole discretion in the specific case or as authorized or required under any charter or Bylaw provision, or by any applicable resolution or contract; provided the employee, agent, director or officer gives the Corporation a written undertaking to repay such amount (unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation against such expenses).

3.    INSURANCE:    The Corporation shall have the power to purchase and maintain insurance on behalf of any person who (i) is or was a director, officer, employee or agent of the

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Corporation, or (ii) is or was serving at the request of the Corporation as a trustee or administrator under an employee benefit plan as a director, officer, employee or agent of another corporation, partnership, joint venture, company, trust or other enterprise or as a trustee or administrator under an employee benefit plan. Such insurance may provide coverage against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.

ARTICLE VII

Contracts, Loans and Deposits

1.    CONTRACTS:    The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument on behalf of the Corporation, and such authority may be general or confined to specific instances.

2.    LOANS:    No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

3.    CHECKS AND DRAFTS:    All checks, drafts or other orders for the payment of money issued in the name of the Corporation shall be signed by such officer or officers, agent or agents, of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

4.    DEPOSITS:    All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such depository or depositories as the Board of Directors shall direct.

ARTICLE VIII

Certificates for Shares and Their Transfer

1.    CERTIFICATES FOR SHARES:    The Board of Directors may authorize the issuance of some or all of the shares of the Corporation’s classes or series without issuing certificates to represent such shares. If shares are represented by certificates, the certificates representing shares of the Corporation shall be issued and delivered to every shareholder for the fully paid shares owned by him in such form as required by law and as determined by the Board of Directors. Certificates shall be signed, either manually or in facsimile, by the President or a Vice-President and by the Secretary, an Assistant Secretary, Treasurer or an Assistant Treasurer. All certificates for shares shall be consecutively numbered or otherwise identified; and the name and address of the persons to whom they are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of

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the Corporation. When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the shareholder to whom such shares have been issued or transferred a written statement of the information required by law to be on certificates.

2.    TRANSFER OF SHARES:    The Corporation shall keep a book or set of books, to be known as the stock transfer books of the Corporation, containing the name of each shareholder of record, together with such shareholder’s address and the number and class or series of shares held by him. Transfer of shares shall be made on the stock transfer books of the Corporation by the record holder thereof or by his duly authorized agent, transferee or legal representative and only upon surrender of the certificates for the shares sought to be transferred (if the shares are represented by certificates). All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

3.    RESTRICTION ON OWNERSHIP:    Substantially all of the outstanding shares of the Corporation must be owned, directly or indirectly, by employees of the Corporation and trusts created by the Corporation for the benefit of its employees and qualifying under Section 401(a) of the Internal Revenue Code of 1986, as amended from time to time.

4.    FIXING RECORD DATE:    The Board of Directors may fix a future date as the record date for one or more voting groups in order to determine the shareholders entitled to notice of a shareholders’ meeting, to demand a special meeting, to vote, or to take any other action. Such record date may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. A determination of shareholders entitled to notice of or to vote at a shareholders’ meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting.

If no record date is fixed by the Board of Directors for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, the close of business on the day before the first notice of the meeting is delivered to shareholders shall be the record date for such determination of shareholders.

The Board of Directors may fix a date as the record date for determining shareholders entitled to a distribution or share dividend. If no record date is fixed by the Board of Directors for such determination, it is the date the Board of Directors authorizes the distribution or share dividend.

5.    LOST CERTIFICATES:    The Board of Directors may authorize the issuance of a new

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share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of such affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the Board may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed; or the Board may, by resolution reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

ARTICLE IX

General Provisions

1.    DIVIDENDS: The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the law and by its charter.

2.    SEAL: The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed “2004,” and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the Corporation.

3.    WAIVER OF NOTICE: Whenever any notice is required to be given to any shareholder or director under the provisions of the North Carolina Business Corporation Act or under the provisions of the charter or Bylaws of this Corporation, a waiver thereof in writing signed, either in writing or electronically, by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

4.    FISCAL YEAR: Unless otherwise ordered by the Board of Directors, the fiscal year of the Corporation shall be December 31.

5.    AMENDMENTS: The Corporation’s Board of Directors may amend or repeal these Bylaws, except to the extent otherwise provided herein or in the Articles of Incorporation or by applicable law. A Bylaw adopted, amended or repealed by the shareholders may not be readopted, amended or repealed by the Board of Directors.

The Board of Directors shall have no power to adopt a Bylaw:

(a)    Requiring more than a majority of the voting shares for a quorum at a meeting of the shareholders or more than a majority of the votes cast to constitute action by the shareholders, except where higher percentages are required by law;

(b)    Providing for the management of the Corporation otherwise than by the Board of Directors or its Executive Committee;

(c)    Increasing or decreasing the number of directors; or

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(d)    Classifying and staggering the election of directors.

The Corporation’s shareholders may amend or repeal the Corporation’s Bylaws even though the Bylaws may also be amended or repealed by the Board of Directors.

6.    DEFINITIONS:    Unless the context otherwise requires, terms used in these Bylaws shall have the meanings assigned to them in the North Carolina Business Corporation Act to the extent defined therein.

7.    ELECTRONIC TRANSACTIONS:    The Corporation may conduct any transaction or transactions by electronic means, and this provision shall constitute the agreement by the Corporation, its shareholders and directors to the conduct of transactions by electronic means.